Exhibit 23.1
CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference of our report dated December 22, 2008 relating to the consolidated financial statements and schedule of TeamStaff, Inc. (the “Company”) as of and for the years ended September 30, 2008 and 2007 included in this Annual Report on Form 10-K into the Company’s previously filed Registration Statements on Form(s) S-3 (File Nos. 333-74478 and 333-120423) and Form(s) S-8 (File Nos. 333-73426 and 333-143951).
/s/ WithumSmith+Brown, A Professional Corporation
WithumSmith+Brown, A Professional Corporation
Morristown, New Jersey
December 22, 2008